Exhibit 10.5
UFood Restaurant Group, Inc.
PLACEMENT AGENT AGREEMENT
Dated as of February 4, 2009
Garden State Securities, Inc.
328 Newman Springs Road
Red Bank, New Jersey 07701
Gentlemen:
UFood Restaurant Group, Inc., a corporation organized under the laws of the state of Nevada (the “Company”) proposes to offer for sale (the “Offering”) in a private offering pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (i) 8% Senior Secured Convertible Debentures due three years following their issuance (the “Debentures”) and (ii) common stock purchase warrants (the “Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock” and such shares of Common Stock, the “Warrant Shares”). The Debentures, the Warrants, the shares of Common Stock underlying the Debentures and the Warrant Shares are collectively referred to herein as the “Securities”. This agreement (the “Agreement”) shall confirm our agreement concerning Garden State Securities, Inc. acting as the exclusive selling or placement agent (the “Placement Agent” or “GSS”) in connection with the sale of the Securities.
1. Appointment of Placement Agent. On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Garden State Securities, Inc. as exclusive Placement Agent/placement agent for a period beginning on the date hereof and terminating the later of 90 days from the date of this Agreement or end of the offering period of the Offering (unless terminated sooner pursuant to the terms hereof or extended with mutual consent of both parties) and grants to GSS the exclusive right to offer, as its agent, the Securities pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, GSS hereby accepts such appointment and agree to use its reasonable best efforts to secure subscribers to purchase subscriptions for the Securities. The Company understands that the Placement Agent is being retained to obtain subscriptions for the Securities on a “best efforts” basis and has not guaranteed the sale of any Securities and is not purchasing any of the Securities for its own account. GSS shall be entitled to engage other FINRA member firms as subagents or selected dealers, whose compensation, if any, shall be payable solely by GSS.
2. Terms of the Offering.
(a) The Offering shall consist of Debentures and Warrants. The Offering is being made on a “best efforts” basis with a minimum offering amount of subscriptions equal to $2,000,000. In the event a subscription is not accepted by the Company or GSS, such rejected subscription funds will be returned to the subscriber without interest or deduction.

(b) The Placement Agent’s counsel and Company’s counsel will prepare a Securities Purchase Agreement, a Form of Debenture, a Form of Warrant, a Security Agreement, a Subsidiary Guarantee and a Registration Rights Agreement, to be delivered to all prospective investors. The Securities Purchase Agreement, Debenture, Warrant, the Security Agreement and Subsidiary Guarantee and Registration Rights Agreement, including all supplements, exhibits, schedules and appendices thereto and other documents delivered therewith, are referred to herein as the “Documents” and shall include any supplements or amendments in accordance with this Agreement. Unless otherwise stated or approved by the Company, the Documents shall reflect the terms set forth on the Term Sheet attached hereto as Exhibit A. The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on April 15, 2009 (unless extended with mutual consent of both parties). Such period, as same may be so extended, shall hereinafter be referred to as the “Offering Period.”
(c) Each prospective investor (a “Prospective Investor”) who desires to purchase Securities shall deliver to the Placement Agent the Securities Purchase Agreement and other Documents required to be executed by the investor and deliver to the Escrow Agent described below immediately available funds in the amount necessary to purchase the amount of Securities such Prospective Investor desires to purchase. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Documents or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Securities. Purchasers in the Offering shall be “accredited investors” as determined in accordance with Regulation D. The Placement Agent and the Company shall be entitled to rely upon the statements made by the Prospective Investors in the Documents executed by them.
(d) The Securities will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used by the Company or GSS in connection with the offering of the Securities. Each prospective purchaser and each prospective purchaser will be an “Accredited Investor” as defined in Regulation D, or a “Qualified Institutional Buyer” as defined in Rule 144A, in each case promulgated under the Securities Act.
3. Closing/Release of Funds. All subscription funds shall be deposited and held in an escrow account at Signature Bank (the “Escrow Agent”), pursuant to an Escrow Agreement among GSS, the Company and the Escrow Agent. There may be one or more Closings of the Offering (each, a “Closing”). Funds for Closings subsequent to the initial Closing shall also be deposited in the escrow account, unless otherwise agreed by GSS and the Company. Each Closing shall be held at such time as the conditions as provided in the Securities Purchase Agreement have been satisfied. References herein to each actual closing date thereof shall be referred to as a “Closing Date.”
4.  Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants to the Company as follows:
(a) The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its State of incorporation.
(b) The Placement Agent is, and at the time of each Closing will be, a member in good standing of FINRA.

(c) Offers and sales of Securities by the Placement Agent will be made only in accordance with this Agreement and in compliance with the provisions of Regulation D and the Securities Act and the Placement Agent will furnish to each investor a copy of the Documents prior to accepting any subscription for the Securities.
5. Compensation and Expenses.
(a) The Placement Agent shall be entitled, on each Closing Date, out of the escrow account or by such other means acceptable to GSS, as compensation for its services as Placement Agent under this Agreement, to selling Commissions payable in cash equal to 10% of the aggregate subscription amount of the Securities sold in the Offering. The Placement Agent shall additionally be entitled to $20,000 for its fees and expenses at the first Closing plus a non-accountable cash expense allowance of 3% of the aggregate subscription amount of the Securities sold in the Offering. Payment shall be made to the Placement Agent simultaneously with each Closing under the Securities Purchase Agreement.
(b) In addition to the compensation payable to the Placement Agent set forth in clause (a) above, the Company shall grant the Placement Agent (or its assigns, subject to compliance with the terms and conditions of this Section) warrants to purchase a number of shares of Common Stock, equal to 20% of the maximum number of shares of Common Stock underlying the Debentures and Warrants to be sold in the Offering, which shall have an exercise price equal to the exercise price of the Warrants being issued in the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants shall be issued at each Closing, and shall be exercisable immediately upon their issuance and continuing for a period of five (5) years thereafter. The Placement Agent shall be entitled to “piggyback” registration rights with respect to the shares of Common Stock underlying the Placement Agent Warrants to request that the Company include the underlying shares in a registration statement filed by the Company which includes shares to be sold by other selling security holders. The Company shall not include the underlying shares in any registration statement without the prior written consent of the Placement Agent. The Placement Agent Warrants may be issued to employees and/or affiliates of the Placement Agent in such amounts as the Placement Agent shall notify in writing the Company prior to or after the Closing. In addition, the Placement Agent Warrants shall be exercisable on a net “cashless” basis at the option of the Placement Agent (and the other holders of the Placement Agent Warrants) if at any time after six months from the date of issuance of the Placement Agent Warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares underlying the Placement Agent Warrants. Notwithstanding anything to the contrary, the Warrants shall otherwise include terms and conditions identical to those provided to the investors in the Offering.
(c) In addition to the fees and expenses described in Sections 5(a) and 5(b) above, the Company acknowledges and agrees that, in an effort to minimize transaction costs, GSS has engaged Feldman Weinstein & Smith LLP, as placement agent counsel (“FWS”) on a flat fee and expense basis with $10,000.00 to be paid to commence definitive transaction documents and $20,000.00 to be paid upon the first Closing. The Company agrees to pay such legal fees and expenses of GSS. Accordingly, for the benefit of GSS, the Company shall pay to FWS $10,000.00 upon execution of this Agreement to commence definitive documentation (prior receipt of which is hereby acknowledged) and $20,000.00 upon the first Closing. Other than the fees and expenses set forth in this Section 5, the Company shall not be responsible for any other fees or expenses incurred by GSS.

6. Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, the Placement Agent, each subagent and each selected dealer that, as of the date hereof, and as of each Closing Date:
(i) No Documents or information provided by the Company to the Prospective Investors, including, without limitation the SEC Reports (as defined below), contains or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.
(ii) The Company is, and at all times during the period from the date hereof to and including the Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority, and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own, lease, license, and use its properties and assets and to conduct its business as presently conducted and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company’s presently conducted business. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including the Closing Date, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company’s business.
(iii) As of the date hereof, except as disclosed in the Company’s filings with the SEC (the “SEC Reports”), there is no, and as of each Closing Date, except as shall be disclosed in the SEC Reports, the Documents and the Securities Purchase Agreement (including the schedules thereto), there shall not be any, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company’s knowledge threatened, with respect to the Company, or its respective operations, businesses, properties, or assets, or which individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.
(iv) The Company is not in violation or breach of, or in default with respect to, any material term of its constituent documents, as in effect as the date hereof and as of each Closing Date.
(v) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement.

(vi) The Securities and the Placement Agent’s Warrants (and underlying warrant shares), when issued and delivered pursuant to the of the Offering shall be duly authorized, validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof solely by being such holder and shall not have been issued in violation of any preemptive rights of stockholders.
(vii) Neither the Company nor any of its officers, directors, or affiliates has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the offering and sale of the Securities as an exempt transaction under Regulation D of the Securities Act of 1933, as amended.
(viii) The Placement Agent and each subagent and selected dealer shall be entitled to rely upon the representations and warranties contained in the Documents on the same basis as if the representations and warranties have been made hereunder to the Placement Agent, each subagent and each selected dealer.
(ix) To the knowledge of the Company, during the past five years, except as disclosed in the Documents, none of the current officers or directors of the Company have been:
(a) The subject of a petition under the federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any or them was a general partner at or within two years before the time of such filing, or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;
(b) Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(c) The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them from, or otherwise limiting, any of the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;
(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities law or federal commodity laws.
(d) the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days their right to engage in any activity described in paragraph (c)(i) above, or be associated with persons engaged in any such activity;
(e) found by any court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the “SEC” or the “Commission”) to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;
(f) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated; or
(g) found by a court or an administrative agency to have or is alleged to have violated any foreign securities laws.
(x) The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of reliable financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.
(xi) To the Company’s knowledge, the Company is not currently in violation of any material provisions of: (a) any federal or state environmental law, (b) Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Foreign Corrupt Practices Act, or (f) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA Patriot Act”) Act of 2001, and the rules and regulations promulgated under any such law, or any successor law.
(xii) The Company (a) has paid, as applicable, all federal, state, local and foreign taxes shown to be due on its tax returns and has furnished all information returns it is required to furnish pursuant to the Internal Revenue Code of 1986, as amended, (b) has established adequate reserves for such taxes which are not due and payable and (c) does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(xiii) All offers and sales of securities of the Company issued during the three year period prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act (or applicable foreign securities laws) and the rules and regulations thereunder and were duly registered or the subject of an available exemption from the registration requirements of the applicable United States’ state securities or blue sky laws. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell any securities during the twelve-month period ending on the date hereof which, to the knowledge of the Company, would be integrated with the Offering.
(xiv) During the term of this Agreement, neither the Company nor any of its subsidiaries will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer from any person or entity relating to any issuance of the Company’s or any of its subsidiaries’ equity securities (including debt securities with any equity feature) or participate in any discussions regarding the Offering. The Company will immediately cease all contacts, discussions and negotiations with third parties regarding any offerings of its equity securities.
7. Covenants of the Company. The Company covenants that it will:
(a) Deliver without charge to the Placement Agent such number of copies of the Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.
(b) Notify the Placement Agent promptly of rejection of any subscription. The Company shall not (i) accept subscriptions from, or make sales of Securities to, any Subscribers who are not, to the Company’s knowledge, accredited investors, or (ii) unreasonably reject any subscription for Securities.
(c) The Company shall cause, at its cost and expense, all “blue sky” filings related to the Offering and required by applicable law to be made in due and proper form and substance and in a timely manner as required under the laws of the states in which Securities are sold (the “Blue Sky Filings”). In addition, the Company shall cause, at its cost and expense, a Form D related to the Offering to be filed with the Commission in due and proper form and substance and in a timely manner. The Company shall deliver true and correct copies of all Blue Sky Filings and the Form D, as filed with the Commission, to the Placement Agent within 15 days of the final closing date. The Company shall pay the expense of the filing fee to the Corporate Finance Department of FINRA for the filing under FINRA Rule 2710 that may be required for this Offering.

8. Conditions of Closing. The obligations of the Placement Agent pursuant to this Agreement shall be subject, in the Placement Agent’s discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of the applicable Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:
(a) At each Closing, the Placement Agent, the investors and the Company shall have executed documents in form and substance reasonably acceptable to them. Any legal opinion addressed to the investors shall also be addressed to the Placement Agent and contain reliance language for each subagent and selected dealer.
(b) All proceedings taken in connection with the issuance, sale, and delivery of the Securities shall be satisfactory in form and substance to GSS, the investors and the Company.
9. Termination. This Agreement may be terminated by the Placement Agent (i) at any time in the event the Placement Agent has determined, in good faith, that the Documents misstate a material fact or fail to contain a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon three days written notice. The Company may not terminate this Agreement in the absence of a material breach of any covenant, representation or warranty contained in this Agreement made by the Placement Agent.
10. Indemnification and Contribution.
(a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents (including subagents and selected dealers), and counsel, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Documents, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 10(b) with respect to the Placement Agent expressly for inclusion in the Documents or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Placement Agent (an “indemnified party”), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the “indemnifying party”) in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 10(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such reasonable fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities or the Documents.
(b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 10(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, but not be limited to, reasonable attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent expressly for inclusion in the Documents, or (ii) any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Documents and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section, the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a) hereof.

(c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5(a) hereof.
The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, or their respective employees, agents or representatives, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c). Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations and warranties shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10, and shall survive for a period of five (5) years from the date hereof. In addition, notwithstanding the foregoing and any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Section 10 shall survive for a period of seven (7) years from the date hereof.
12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be either (i) mailed by first class mail in which case delivery shall be deemed to be made three days following deposit in the United States mail; or (ii) sent by overnight courier service in which case delivery shall be deemed to be made upon delivery, to: (a) Garden State Securities, Inc., 328 Newman Springs Road, Red Bank, New Jersey 07701, Attention: Ernest Pellegrino, with a copy to Robert Charron, Esq., Feldman Weinstein & Smith LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002, and (b) UFood Restaurant Group, Inc., 225 Washington Street, Suite 100, Newton, Massachusetts 02458, with a copy to Robinson & Cole LLP, 1055 Washington Boulevard, Stamford, CT 06901, Attention: Richard Krantz.
13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 10 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Securities), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.
14. Construction; Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

15. No Fiduciary Relationship. The Company acknowledges and agrees that: (i) the offering and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Placement Agent; (ii) in connection therewith and with the process leading to the Offering, the Placement Agent is not acting as the agent or fiduciary of the Company; (iii) the Placement Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and (iv) the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering.
16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.
17. Entire Agreement. This Agreement, together with the letter agreement dated December 18, 2008 between the Company and GSS, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior written agreements and all prior and contemporaneous oral agreements, understandings and negotiations between the parties with respect to the Offering; provided, however, that with respect to the Offering, the provisions of Section 5 of this Agreement shall supersede Paragraph 2 of such letter agreement. Neither the Company nor the Placement Agent has relied on any written or oral representations or inducements, other than those that are set forth in this Agreement and the fee agreement in executing and delivering this Agreement. This Agreement may not be modified or amended except in writing executed by the Company and the Placement Agent.
[signature page appears next]

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours, UFOOD RESTAURANT GROUP, INC.
By:	/s/ George Naddaff
	Name:	George Naddaff
	Title:	Chief Executive Officer
Accepted as of the date
first above written:
GARDEN STATE SECURITIES, INC.

By:	/s/ Ernest Pellegrino

	Name:	Ernest Pellegrino
	Title:	Director of Corporate Finance

FIRST AMENDMENT
TO
PLACEMENT AGENT AGREEMENT
This First Amendment (this “Amendment”) made effective as of April 15, 2009 (the “Effective Date”) by and among Garden State Securities, Inc., as exclusive selling agent/placement agent (“GSS”) and UFood Restaurant Group, Inc., a Nevada corporation (the “Company”).
WITNESSETH:
WHEREAS, the Company and GSS are parties to that certain Placement Agent Agreement dated February 4, 2009 (the “Agent Agreement”); and
WHEREAS, the Company and GSS now desire to amend the Agent Agreement to reflect mutually agreed upon revised terms in accordance with the provisions of this Amendment.
NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Definitions. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in the Agent Agreement.
2. Termination of Offering Period. The termination of the Offering shall be extended until April 24, 2009. As such, the last sentence of Section 2(b) shall be amended and restated in its entirety to read as follows:
“The Offering shall commence on the date hereof, and shall expire at 3:00 p.m., New York time, on April 24, 2009 (unless extended with mutual consent of both parties). Such period, as same may be so extended, shall hereinafter be referred to as the “Offering Period.”
3. Reference to and Effect on the Agent Agreement.
a.
On and after the date hereof, each reference to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Agent Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agent Agreement, a reference to the Agent Agreement in any such instrument or document to be deemed to be a reference to the Agent Agreement as amended hereby.

b.	Except as expressly amended by this Amendment, the provisions of the Agent Agreement shall remain in full force and effect.
4. Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. This Agreement may be executed by facsimile signatures.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Placement Agent Agreement to be executed by their duly authorized representatives as of the date first indicated above.

UFOOD RESTAURANT GROUP, INC.

By:	/s/ George Naddaff

	Name:	George Naddaff
	Title:	Chief Executive Officer

GARDEN STATE SECURITIES, INC.

By:	/s/ Ernest Pellegrino

	Name:	Ernest Pellegrino
	Title:	Director of Corporate Finance

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